Exhibit 3.2

RESTATED BY-LAWS

OF

NN, INC.

Incorporated Under the Laws of the State of Delaware

ARTICLE I

OFFICES AND RECORDS

Section (1) Registered Office. Except as may otherwise be specified in the Certificate of Incorporation, the registered office of the Corporation shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, and the registered agent of the Corporation at such address shall be The Corporation Trust Company.

Section (2) Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section (1) Annual Meeting. The annual meeting of stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine.

Section (2) Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting. The notice of the annual meeting need not specifically state the business to be transacted thereat.

Section (3) Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board or by the affirmative vote of a majority of the “Whole Board”. For the purposes of these Bylaws, the “Whole Board” shall mean the total number of directors which the Corporation would have if there were no vacancies.

Special meetings of stockholders may be held at such time and place, either within or without the State of Delaware, as the Chairman of the Board or a majority of the Whole Board may determine. Stockholders shall not have the right to call a special meeting of stockholders.

Section (4) Notice of Special Meetings. Written or printed notice of a special meeting, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section (5) Presiding Officer and Order of Business. The Chairman of the Board shall preside at all meetings of stockholders. If the Chairman of the Board is not present or there is none, then the Chief Executive Officer shall preside, or if the Chief Executive Officer is not present or there is none, then the President shall preside, or, if the President is not present or there is none, a Vice President shall preside, or, if the Vice President is not present or there is none, a person chosen by the Board of Directors shall preside; if no such person is present or has been chosen, the holders of a majority of the stock having voting power who are present in person or represented by proxy at the meeting shall choose any person present to act as chairman of the meeting.

The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, a person chosen by the Board of Directors, shall act as secretary at meetings of stockholders; if no such person is present or has been chosen, the holders of a majority of the stock having voting power who are present in person or represented by proxy at the meeting shall choose any person present to act as secretary of the meeting.

Section (6) Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. Even if a quorum shall be present or represented at any meeting of the stockholders, the Chairman of the meeting or the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time for good cause to a date that is not more than thirty days after the date of the original meeting. Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date if fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section (7) Voting. Each stockholder shall be entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws, in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting of stockholders and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section (8) Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder, and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section (9) Fixing Record Date for Meetings of Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

Section (10) Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section (11) Inspectors of Elections: Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

Section (12) Action by Written Consent of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than two-thirds of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote on such action and the writing or writings are filed with the minutes of proceedings of the stockholders of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

Section (1) General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section (2) Number, Tenure and Qualifications. The number of directors which shall constitute the first Board shall be the number elected by the Incorporator. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors which shall constitute all subsequent boards shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not less than 3 nor more than 7 directors. Commencing with the 1994 annual meeting of stockholders of the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of office of the second class to expire at the 1996 annual meeting of stockholders and the term of office of the third class to expire at the 1997 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1995 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section (3) Decreasing or Enlarging the Board. Subject to the provisions of Section 2 of this Article III, the number of directors may be decreased at any time and from time to time by the Board of Directors, but only to eliminate vacancies existing by reason of the death, resignation, removal or the expiration of the term of one or more directors. Subject to the provisions of Section 2 of this Article III, the number of directors may be increased at any time from time to time by the Board of Directors.

Section (4) Meetings Generally. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section (5) First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately after the Annual Meeting of Stockholders and at the same place, and no notice to the newly elected directors of such meeting shall be necessary in order to constitute the meeting legally called and convened, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section (6) Regular Meetings. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as shall from time to time be determined by the Board or committee, as the case may be; provided, that any director or committee member who is absent when such a determination is made shall be given notice of the determination.

Section (7) Special Meetings; Notice. Special meetings of the Board of Directors or of any committee thereof shall be held whenever called by a majority of the directors or committee members, as the case may be, then in office, or by the Chairman of the Board, the Chief Executive Officer, or the President. Notice of the meeting shall be mailed to each director or committee member, addressed to him at his residence or usual place of business, not less than ten days before the day on which the meeting is to be held, or shall be sent to him at such place, marked for overnight delivery, by a reputable courier service providing overnight delivery service to the address to which the notice is directed, not less than one day before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, cable, facsimile or other form of wire or wireless communication, or be delivered personally or by telephone, not less than twelve hours before the meeting is to be held. The notice shall state the date, time and place of the meeting but need not state the purpose thereof, except as otherwise herein expressly provided and for amendments to these By-Laws as provided for in section 1 of Article IX.

Section (8) Quorum; Required Vote; Adjourned Meetings. At all meetings of the Board or any committee thereof, a majority of the total number of directors or committee members shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee, as the case may be, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. In the event that such Board or committee is composed of an even number of persons, a majority means one-half of the number of such persons plus one.

Section (9) Organization. The Chairman of the Board shall preside over the meetings of the Board of Directors. If the Chairman of the Board is not present or there is none, a chairman chosen at the meeting shall preside. The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, a person chosen at the meeting, shall act as secretary at the meeting.

Section (10) Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section (11) Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section (12) Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by (i) the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or (ii) by a plurality of the votes cast at a meeting of the stockholders. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section (13) Committees. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such member or members as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, but subject to any applicable statutory provisions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

Section (14) Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section (15) Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least 50 percent of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

Section (16) Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section (17) Compensation. The directors may, pursuant to action by the Board of Directors, be paid their expenses, if any, of attendance at each meeting of the Board of Directors and be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, pursuant to action by the Board of Directors, be allowed like compensation for attending committee meetings.

Section (18) Resignation. Any director of the Corporation may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer, and the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

NOTICES

Section (1) General. Whenever, under the provisions of statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall be construed to mean written notice by personal delivery or by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by private courier, telegram, cable, facsimile or other form of wire or wireless communication, or telephone.

Section (2) Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable statutes or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, directors or members of a committee of directors shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS

Section (1) Number. The officers of the Corporation shall be chosen by the Board of Directors and may be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents (including, without limitation, a Chief Financial Officer) as the Board of Directors shall deem necessary or appropriate. The offices of the Corporation for which officers shall be elected shall be set forth, from time to time, by resolution of the Board of Directors; provided, however, that the board of Directors, at a minimum, shall elect a President and a Secretary. Any number of offices may be held by the same person, except the offices of President and Secretary. All officers of the Corporation, in addition to any powers or duties set forth in this Article V, shall exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors.

Section (2) Election; Term of Office; Removal; Resignation; Vacancies. The Board of Directors at its first meeting after each annual meeting of stockholders or at such other time as the Board may determine shall elect an officer for each position created by resolution of the Board of Directors. Each officer of the Corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time by written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, the resignation shall take effect upon the delivery thereof to the Board of Directors or the designated officer, and the acceptance of such resignation shall not be necessary to make it effective. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by action of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by or in the manner prescribed by the Board of Directors.

Section (3) Salaries. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors. No officer of the Corporation shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

Section (4) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

Section (5) Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the stockholders and of the Board of Directors.

Section (6) President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section (7) Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

Section (8) Chief Financial Officer. The Chief Financial Officer (if any) shall be a Vice President and act in an executive financial capacity. He shall assist the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs.

Section (9) Secretary. The Secretary shall (a) attend all meetings of the stockholders and all meetings of the Board of Directors and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for committees of the Board of Directors when required, (b) give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors or committees thereof, (c) keep a register of the post office address of each stockholder (which address shall be furnished to the Secretary by such stockholder), (d) have general charge of the stock transfer books of the Corporation, (e) authenticate records of the Corporation when such authentication is required, (f) have custody of all deeds, leases, contracts and other important corporate documents, (g) have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation, (h) see that all reports, statements and other documents required by law (except tax returns) are properly filed, and (i) perform such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section (10) Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary for any reason, including the failure of the Board of Directors to elect a Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. Any Assistant Secretary shall have authority to affix the corporate seal and attest the same by his signature to the same extent as the Secretary.

Section (11) Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositions as from time to time may be designated by the Board of Directors or the Chief Executive Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at regular meetings of the Board of Directors or when the Chief Executive Officer or the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section (12) Assistant Treasurer. The Assistant Treasurer, if any, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer for any reason, including the failure of the Board of Directors to elect a Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section (13) Execution of Documents. All deeds, mortgages, bonds, contracts, and other instruments made by the Corporation may be executed on behalf of the Corporation by any officer of the Corporation (unless such power is restricted by Board resolution or by law) or by any other person or persons designated from time to time by resolution of the Board of Directors. The Secretary, when necessary, shall attest the execution thereof.

Section (14) Bonds. Any or all officers and agents of the Corporation shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VI

STOCK CERTIFICATES, TRANSFERS AND RECORD DATE

Section (1) Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section (2) Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served, delivered, or mailed to him and, if any stockholder shall fail to designate such address, all corporate notices (whether served or delivered by the Secretary, another stockholder, or any other person) may be served upon him at his last known address.

Section (3) Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section (4) Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a new transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section (5) Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section (1) Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section (2) Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation and applicable law. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section (3) Fixing Record Date for Dividends, Etc. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors elects the resolution relating thereto.

Section (4) Voting Securities of Other Corporations. Any officer of the Corporation and any other person or persons that may from time to time be designated by the Board of Directors shall have the authority to vote on behalf of the Corporation the securities of any other corporation which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies or written consents for such purpose.

Section (5) Contracts, Checks, Notes, Bank Accounts, Etc. All contracts and agreements authorized by the Board of Directors and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall be signed by at least one officer of the Corporation or by such other number of officer or officers or employee or employees as the Board of Directors may from time to time designate.

Section (6) Loans. Except for loans which are incurred in the ordinary course of business, no loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section (7) Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the President or the Treasurer shall direct in such banks, trust companies or other depositories as the President or the Board of Directors may select, or as may be selected by any other officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer of the Corporation.

Section (8) Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the date of its organization, the words “Corporate Seal, Delaware,” and such words and figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section (9) Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphoto-graphs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section (10) Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

ARTICLE VIII

INTERESTED OFFICERS OR DIRECTORS

No contract or transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed as are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even through the disinterested directors be less than a quorum; or

(b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

AMENDMENTS

Section (1) Amendments. These By-Laws may be altered or repealed, and any By-Laws may be made, at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of the By-Laws or of the By-Laws to be made is contained in the notice of such meeting, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock, or by the affirmative vote of a majority of the total number of directors then in office, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or of the By-Laws to be made, is contained in the notice of such special meeting.

AMENDMENTS TO THE

RESTATED BY-LAWS

OF

NN, INC

The Restated By-laws of NN, Inc. are amended as follows:

1. Article II, Section 2 of the Corporation’s By-Laws be, and it hereby is, amended to read in its entirety as follows:

“Section (2) Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting. No business may be transacted at an annual meeting of stockholders, other than business that is (a) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation in accordance with these By-Laws and (i) who is a stockholder of record on the date of the giving of the notice provided for in Article II, Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Article II, Section 13.”

2. Article II, Section 12 of the Corporation’s By-Laws be, and it hereby is, amended to read in its entirety as follows:

“Section (12) Action by Written Consent of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than two-thirds of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote on such action and the writing or writings are filed with the minutes of proceedings of the stockholders of the Corporation. Notwithstanding the foregoing, any stockholder or stockholders that desire to act by written consent must first request that the Board of Directors set a record date for such action by written consent, which record date may precede the date upon which the Board of Directors received the request to set a record date, and which record date shall not be more than sixty nor less than ten days before the date of the written consent.”

3. A new Section 13 is added to Article II to read as follows:

“Section (13) Stockholder Proposals and Nominations. In order for a stockholder (the “Noticing Stockholder”) to properly bring any item of business or any nomination of any director(s) before an annual meeting of stockholders, the Noticing Stockholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 13. This Section 13 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(a) Timing of Notice. To be timely, a Noticing Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(b) Form of Notice. To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Stockholder’s notice to the Secretary must:

(i) Set forth, as to the Noticing Stockholder and, if the Noticing Stockholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A) the name and address of the Noticing Stockholder as they appear on the Corporation’s books and, if the Noticing Stockholder holds for the benefit of another, the name and address of such beneficial owner (collectively referred to herein as “Holder”),

(B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record,

(C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(D) any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation,

(E) any short interest in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(F) any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation,

(G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(H) any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

(I) any arrangements, rights, or other interests described in Sections 13(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household,

(J) any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(K) any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date.

(ii) If the notice relates to any business other than a nomination of a director or directors that the Noticing Stockholder proposes to bring before the meeting, set forth:

(A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the Noticing Stockholder, in such business, and

(B) a description of all agreements, arrangements and understandings, direct and indirect, between the Noticing Stockholder, and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder.

(iii) If the notice relates to a nomination of a director or directors, set forth, as to each person whom the Noticing Stockholder proposes to nominate for election or reelection to the Board of Directors:

(A) all information relating to the Noticing Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected, and

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Noticing Stockholder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Noticing Stockholder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv) Set forth, a representation that the Noticing Stockholder intends to vote or cause to be voted such stock at the meeting and intends to appear in person or by a representative at the meeting to nominate the person or propose the business specified in the notice.

(c) Notwithstanding anything in Section 13(a) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these By-Laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

(d) For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

(e) Notwithstanding the foregoing provisions of these By-Laws, a Noticing Stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any business to be considered.

(f) Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of stockholder proposals that are, or that the Noticing Stockholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these By-Laws.”

4. A new Section 14 is added to Article II to read as follows:

“Section (14) Compliance Determinations for Director Nominations and Stockholder Proposals. Only those persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws. Except as otherwise provided by law, the Restated Certificate of Incorporation, or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such proposal or nomination shall be disregarded.”

AMENDMENT TO THE

RESTATED BY-LAWS OF

NN, INC.

Effective: August 29, 2014

The Restated By-Laws of NN, Inc., as amended, are further amended as follows:

I. Article III, Section 2 of the Corporation’s By-Laws be, and it hereby is, amended to read in its entirety as follows:

“Section (2) Number, Tenure and Qualifications. The number of directors which shall constitute the first Board shall be the number elected by the Incorporator. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors which shall constitute all subsequent boards shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not less than three directors. Commencing with the 1994 annual meeting of stockholders of the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of office of the second class to expire at the 1996 annual meeting of stockholders and the term of office of the third class to expire at the 1997 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1995 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.”

II. Article III, Section 10 of the Corporation’s By-Laws be, and it hereby is, amended to read in its entirety as follows:

“Section (10) Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.”

AMENDMENT TO THE

RESTATED BY-LAWS OF

NN, INC.

Effective: November 11, 2014

The Restated By-Laws of NN, Inc., as amended, are further amended as follows:

1. Article II, Section 10 of the Corporation’s By-Laws be, and it hereby is, amended to read in its entirety as follows:

“Section (10) Procedure for Election of Directors; Required Vote; Resignation Policy.

(a) Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this By-Law, a majority of votes cast shall mean that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” the election of that director. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of these Bylaws, a “contested election” shall mean any election of directors where, as of the tenth (10th) day preceding the date on which the Corporation first mails its notice of meeting, for the meeting at which directors are being elected, the number of nominees for director exceeds the number of directors to be elected. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(b) If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to these By-Laws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the provisions of these By-laws.”